Filing pursuant to Rule 433,
Filing No. 333-146701 and 333-146701-01

: AMCAR08AF_PREPRICE.CDI #CMOVER_3.1D ASSET_BACKED_AUTOLOAN ! MAX_CF_VECTSIZE 620

[illegible]

Kÿÿ ÿÿÿËÿß÷ä½Ž™[ÝÝà»Ðñ Mç˜ëâÎÚþ»Q¿»ÐPTçã±þ»™¿ñð˚î-‹ñðÿQé÷»?.ÕóVKô UYä}k~RMÂ
9ÝÝ,ÝlÌøÌÌÌ"ÌÌ®YÝÝL›ÌìÚ@ÝÝÝ,ÝÝÍ2r ü-ÿÿÏ®„)Iü Ìøͬ™˜bÁøÿÿš„ÌÌ"ÌÌÌøÌÌÌ"ÌÌÌø#sÌ"
ÌÌ<ÇÌÌ"ÌÌÌ'›ÆÌ"¦›ÆøÌÌ›]û›IâÒç»Ðd¶oïÖ'qñ›M‡^çî±îîî8Ä
^âŽ-ÍÂ
9ÝÝ,Ý<ÌøÌÌÌ"ÌÌ®YÝÝL›ÌìÚ@ÝÝÝ,ÝÝÍ²ü-ÿÿlR§G)^üÌøÌfv%"Àøÿÿ3f§GÌÌ"ÌÌÌøÌÌÌ"ÌÌÌø#sÌ"
ÌÌ<ÇÌÌ"ÌÌÌ¨±ÈÌ"œ±ÈøÌÌ|›]û›IâÒç»Ðd¶oïÖ'qñ›M‡^çî±îîîHÄ
^âŽ-ÍÇ
9ÝÝ,ÝÌøÌÌÌ"ÌÌ®YÝÝL›ÌìÚ@ÝÝÝ,ÝÝÍ²Uü-ÿÏF-I8#nüÌøl"™Û3ÃøÿÏ™I81ÌÌ"ÌÌÌøÌÌÌ"ÌÌÌø#sÌ"
ÌÌ<ÇÌÌ"ÌÌÌH'ÈÌ"|'ÈøÌÌ™]û›IâÒç»Ðd¶oïÖ'qñ›M‡^çî±îîî8Æ
^âŽ-ÍÂ
9ÝÝ,ÝœÌøÌÌÌ"ÌÌ®YÝÝL›ÌìÚ@ÝÝÝ,ÝÝÍ2fü-ÿÏY¡&7üÌøœUy^a,ÆøÿÏ•hÌÌ"ÌÌÌøÌÌÌ"ÌÌÌø#sÌ"
ÌÌ<ÇÌÌ"ÌÌÌ8˚ÀÌ"˚ÀøÌÌŒœ]û›IâÒç»Ðd¶oïÖ'qñ›M‡^çî±îîî¸Ã
^âŽ-ÍÍ